Exhibit 99.1

News Release

Inquiries: Jeanne Leonard, Liberty Property Trust, 610.648.1704

Liberty Property Trust Announces Third Quarter 2017 Results

Company Also Enters Into $900 Million Credit Facility

Malvern, PA — October 24, 2017 — Liberty Property Trust (NYSE: LPT) announced financial and operating results for the quarter ended September 30, 2017.

Highlights for Third Quarter 2017

•                  Net income available to common shareholders $0.40 per diluted share

•                  NAREIT Funds from Operations $0.66 per diluted share

•                  Same store operating income increased by 2.6% over prior year quarter

•                  Same store operating income for the industrial portfolio increased by 4.3%

•                  Portfolio occupancy increased to 95.9%

•                  Industrial rents increased 14.8%

•                  Office rents increased 12.6%

•                  $98.7 million in development delivered

Earnings Guidance

•                  Liberty increased Funds from Operations guidance range for 2017 to be $2.54 - $2.57 from a previous range of $2.49 - $2.55

•                  Guidance range for 2017 industrial same store NOI revised to 3 — 3.5% from previous range of 2 — 3%

•                  Liberty now expects dispositions for 2017 to be in a range of $400 - $550 million. Fourth quarter dispositions are expected to be in the $380 - $530 million range, with the majority closing late in the quarter.

Financial Results

Net income: Net income available to common shareholders for the third quarter of 2017 was $59.5 million, or $0.40 per diluted share, compared to $54.3 million, or $0.37 per diluted share, for the third quarter of 2016.

For the nine months ended September 30, 2017, net income available to common shareholders was $154.0 million, or $1.04 per diluted share, compared to $161.4 million, or $1.10 per diluted share, for the first nine months of 2016.

Funds from Operations: The company uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of Funds from Operations (“FFO”) as an operating measure of the company’s financial performance.  A reconciliation of U.S. GAAP net income to NAREIT FFO is included in the financial data tables accompanying this press release.

NAREIT FFO available to common shareholders for the third quarter of 2017 was $99.2 million, or $0.66 per diluted share, compared to $99.6 million, or $0.66 per diluted share, for the third quarter of 2016.

NAREIT FFO available to common shareholders for the nine months ended September 30, 2017 was $288.1 million, or $1.91 per diluted share, compared to $294.8 million, or $1.96 per diluted share, for the first nine months of 2016.

Management Comments

“Our results for the quarter and the year to-date reflect a continued strong and sustainable market for high-quality industrial properties,” said Bill Hankowsky, chief executive officer. “The combination of significant user demand, manageable new supply, and the ongoing evolution of supply chain dynamics is creating constant opportunities to capitalize on our versatile portfolio of distribution facilities and multi-tenant industrial properties in prime locations.

“We believe this environment will produce favorable results for industrial for the foreseeable future, and we intend to fund increased investment in our industrial platform through meaningful sales of office properties, reflected in the guidance update provided today.”

Operating Performance

Same Store Performance: Property level operating income for same store properties increased by 3.0% on a cash basis and by 2.6% on a straight line basis for the third quarter of 2017, compared to the same quarter in 2016.  For the nine months ended September 30, 2017, property level operating income for same store properties increased by 1.7% on a cash basis and by 1.6% on a straight line basis, compared to the same period in 2016.

•                  Same store operating income for the industrial portfolio increased by 5.2% on a cash basis and 4.3% on a straight line basis, compared to the same period in 2016. For the nine months ended September 30, 2017, industrial same store operating income increased by 3.2% on a cash basis and 3.0% on a straight line basis, compared to the same period in 2016.

•                  Same store operating income for the office portfolio decreased by 7.7% on a cash basis and by 5.3% on a straight line basis, compared to the same period in 2016. For the nine months ended September 30, 2017, office same store operating income decreased by 6.1% on a cash basis and by 5.3% on a straight line basis, compared to the same period in 2016.

Occupancy: At September 30, 2017, Liberty’s in-service portfolio of 100 million square feet was 95.9% occupied, compared to 95.6% at the end of the second quarter of 2017. During the quarter, Liberty completed leasing transactions totaling 5.9 million square feet of space.

•                  Occupancy of Liberty’s 93.4 million square foot industrial portfolio was 96.3% at quarter-end, compared to 95.9% for the previous quarter. Industrial distribution rents increased 14.8% on renewal and replacement leases signed during the quarter.  100% of these leases have built-in rent escalators.

•                  Occupancy of Liberty’s 6.7 million square foot office portfolio was 91.0%, down from 91.5% from the previous quarter. Office rents increased 12.6% on renewal and replacement leases signed in the office portfolio, and 94.4% of these leases contain built-in rent escalators.

Real Estate Investments

Development Deliveries: In the third quarter, Liberty brought into service six development properties for a total investment of $98.7 million. The properties contain 994,545 square feet of leasable space and were 54.2% leased and yielding 3.7% as of the end of the quarter. The projected stabilized yield for these properties is 8.0%. The properties are 74.9% leased on a signed basis as of October 24, 2017.

Development Starts: In the third quarter, Liberty began development of three distribution properties totaling 308,892 square feet of leasable space at a projected investment of $29.4 million. The properties consist of:

•                  A build-to-suit at 1806 Highway 146 South, LaPorte, TX, 77,892 square feet

•                  2980 Green Road, Greer, SC, 94,500 square feet

•                  1955 TW Alexander Drive, Durham, NC, 136,500 square feet

Acquisitions: During the third quarter, Liberty increased its position in northern New Jersey and southern California with the purchase of three industrial buildings totaling 354,391 square feet for $42.2 million. The buildings are 100% leased.

Real Estate Dispositions

During the third quarter Liberty disposed of two industrial buildings totaling 104,994 square feet for $5.8 million via a condemnation conveyance, and one 28,495 square foot office property for $2.8 million.

Balance Sheet and Capital Activity

During the quarter, Liberty’s board of trustees renewed the company’s share repurchase authority to purchase up to $250 million of its outstanding common shares, valid through September 28, 2019.

Subsequent to quarter end, Liberty amended and restated its existing $800 million unsecured revolving credit facility which was set to mature in March 2018 with a new, $900 million unsecured facility.  The new facility includes a revolving credit facility for aggregate borrowings of up to $800 million and a delayed draw term loan facility for aggregate borrowings of up to $100 million, and may be increased up to $1.6 billion in the aggregate in accordance with the terms of the credit agreement.  The new facility matures in October 2021 and Liberty has rights to extend the maturity date for up to one additional year. Subject to adjustment based upon Liberty’s corporate credit ratings, borrowings under the new facility currently bear interest at LIBOR plus 0.875% for revolving credit loans and LIBOR plus 0.95% for the delayed draw term loans.  The credit facility also contains customary covenants consistent with this type of facility.

In addition, subsequent to quarter end, Liberty also entered into a new $30 million unsecured working capital revolving credit facility on terms substantially consistent with the new unsecured revolving credit facility discussed above.

2017 Outlook

A reconciliation of projected U.S. GAAP net income available to common shareholders per share to projected NAREIT FFO per share for 2017 is below (all amounts projected). Additional information on assumptions underlying this guidance is included in Liberty’s third quarter supplemental financial report on the company’s website.

	Revised 2017 Outlook	Previous 2017 Outlook
Net income, per diluted share	$2.27 - $2.80	$1.99 - $2.19
Depreciation and amortization of unconsolidated joint ventures	0.06 – 0.08	0.05 – 0.07
Depreciation and amortization	1.19 – 1.21	1.18 – 1.20
Gain on property dispositions	(0.98) – (1.52)	(0.74) – (0.92)
Noncontrolling interest share of addbacks	0.0 – 0.0	0.01 – 0.01
NAREIT FFO, per diluted share	$2.54 - $2.57	$2.49 - $2.55

About the Company

Liberty Property Trust (NYSE:LPT) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 100 million square foot portfolio includes 566 properties which provide office, distribution and light manufacturing facilities to 1,200 tenants.

Additional information about the company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.

Liberty will host a conference call during which management will discuss third quarter results, on Tuesday, October 24, 2017, at 1 p.m. Eastern Time.  To access the conference call, please dial 855-277-7530. The passcode needed for access is 80597739. A replay of the call will be available until November

24, 2017, by dialing 1-855-859-2056 using the same passcode as above. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com.

Forward-Looking Statements

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law.  These forward-looking statements include statements relating to, among others things, achievement of strategic targets, expectations for our operating results, business and financial condition, business and our growth prospects, as well as statements that are generally accompanied by words such as “believes,” “anticipates,” “expects,” “estimates,” “should,” “seeks,” “intends,” “proposed,” “planned,” “outlook,” “remain confident,” and “goal” or similar expressions. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results.  These risks, uncertainties and other factors include, without limitation, uncertainties affecting real estate business generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, risks relating to the continued repositioning of the Company’s portfolio, risks relating to construction and development activities, risks relating to acquisition and disposition activities, risks relating to the integration of the operations of entities that we have acquired or may acquire, risks relating to joint venture relationships and any possible need to perform under certain guarantees that we have issued or may issue in connection with such relationships, risks related to properties developed by the Company on a fee basis, risks associated with tax abatement, tax credit programs, or other government incentives, possible environmental liabilities, risks relating to leverage and debt service (including availability of financing terms acceptable to the Company and sensitivity of the Company’s operations and financing arrangements to fluctuations in interest rates), dependence on the primary markets in which the Company’s properties are located, the existence of complex regulations relating to status as a REIT and the adverse consequences of the failure to qualify as a REIT, risks relating to litigation and the potential adverse impact of market interest rates on the market price for the Company’s securities, and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission.  The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

# # #

Liberty Property Trust

Balance Sheet

September 30, 2017

(Unaudited and in thousands)

	September 30, 2017	December 31, 2016
Assets
Real estate:
Land and land improvements	$1,081,447	$1,094,470
Building and improvements	4,539,552	4,501,921
Less: accumulated depreciation	(1,015,786)	(940,115)

Operating real estate	4,605,213	4,656,276

Development in progress	395,089	267,450
Land held for development	331,340	336,569

Net real estate	5,331,642	5,260,295

Cash and cash equivalents	47,666	43,642
Restricted cash	16,824	12,383
Accounts receivable	13,258	13,994
Deferred rent receivable	123,718	109,245
Deferred financing and leasing costs, net	154,147	153,393
Investments in and advances to unconsolidated joint ventures	283,803	245,078
Assets held for sale	177,549	4,548
Prepaid expenses and other assets	161,067	150,235

Total assets	$6,309,674	$5,992,813

Liabilities

Mortgage loans, net	$269,380	$276,650
Unsecured notes, net	2,282,828	2,280,286
Credit facility	295,000	—
Accounts payable	78,384	65,914
Accrued interest	34,707	21,878
Dividend and distributions payable	60,131	71,501
Other liabilities	209,710	206,124
Total liabilities	3,230,140	2,922,353

Noncontrolling interest	7,537	7,537

Equity
Shareholders’ equity
Common shares of beneficial interest	147	147
Additional paid-in capital	3,671,757	3,655,910
Accumulated other comprehensive loss	(39,741)	(56,031)
Distributions in excess of net income	(619,349)	(596,635)
Total shareholders' equity	3,012,814	3,003,391

Noncontrolling interest - operating partnership	54,525	54,631
Noncontrolling interest - consolidated joint ventures	4,658	4,901

Total equity	3,071,997	3,062,923

Total liabilities, noncontrolling interest - operating partnership and equity	$6,309,674	$5,992,813

Liberty Property Trust

Statement of Operations

September 30, 2017

(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Year to Date
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Operating Revenue
Rental	$129,356	$140,697	$377,706	$418,896
Operating expense reimbursement	40,121	50,160	120,523	148,757
Development service fee income	24,176	—	53,920	—
Total operating revenue	193,653	190,857	552,149	567,653

Operating Expenses
Rental property	18,941	26,496	56,541	79,752
Real estate taxes	23,258	25,968	69,783	76,490
General and administrative	11,910	15,379	43,949	51,888
Expensed pursuit costs	4,772	772	4,957	882
Depreciation and amortization	46,582	46,920	137,831	154,543
Development service fee expense	23,665	—	52,497	—
Impairment charges - real estate assets	9,650	—	9,650	—
Total operating expenses	138,778	115,535	375,208	363,555

Operating Income	54,875	75,322	176,941	204,098

Other Income/Expense
Interest and other income	1,781	3,153	5,585	12,743
Loss on debt extinguishment	—	(3,494)	—	(3,494)
Interest expense	(23,060)	(29,528)	(67,345)	(91,071)
Total other income/expense	(21,279)	(29,869)	(61,760)	(81,822)

Income before gain on property dispositions, income taxes, noncontrolling interest and equity in earnings of unconsolidated joint ventures	33,596	45,453	115,181	122,276
Gain on property dispositions	23,840	1,318	30,542	25,671
Income taxes	(582)	(80)	(1,528)	(1,633)
Equity in earnings of unconsolidated joint ventures	4,305	9,043	14,026	19,540

Net Income	61,159	55,734	158,221	165,854
Noncontrolling interest - operating partnerships	(1,545)	(1,424)	(4,044)	(4,250)
Noncontrolling interest - consolidated joint ventures	(75)	(57)	(195)	(170)
Net Income available to common shareholders	$59,539	$54,253	$153,982	$161,434

Net income	61,159	55,734	158,221	165,854
Other comprehensive gain (loss) - foreign currency translation	5,634	(4,407)	16,314	(23,003)
Other comprehensive gain (loss) - derivative instruments	91	663	366	(1,132)
Comprehensive income	66,884	51,990	174,901	141,719
Less: comprehensive income attributable to noncontrolling interest	$(1,754)	$(1,393)	$(4,629)	$(3,851)
Comprehensive income attributable to common shareholders	$65,130	$50,597	$170,272	$137,868

Basic income per common share	$0.41	$0.37	$1.05	$1.10

Diluted income per common share	$0.40	$0.37	$1.04	$1.10

Weighted average shares
Basic	146,811	146,215	146,678	146,121
Diluted	147,596	147,107	147,430	146,788

Liberty Property Trust

Statement of Funds from Operations

September 30, 2017

(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Year to Date
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
NAREIT FFO

Reconciliation of net income available to common shareholders to NAREIT FFO available to common shareholders:
Net income available to common shareholders	$59,539	$54,253	$153,982	$161,434

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	2,577	3,768	7,197	8,706
Depreciation and amortization	46,195	46,577	136,616	153,471
Gain on property dispositions / impairment - depreciable real estate assets of unconsolidated joint ventures	—	(4,994)	—	(6,987)
Gain on property dispositions / impairment - depreciable real estate assets	(10,491)	(1,318)	(13,406)	(25,671)
Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions / impairment - real estate assets	(896)	(1,035)	(3,051)	(3,052)
NAREIT FFO available to common shareholders - basic	96,924	97,251	281,338	287,901

Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions / impairment - real estate assets	896	1,035	3,051	3,052
Noncontrolling interest excluding preferred unit distributions	1,427	1,306	3,690	3,896
NAREIT FFO available to common shareholders - diluted	$99,247	$99,592	$288,079	$294,849

NAREIT FFO available to common shareholders - basic per share	$0.66	$0.67	$1.92	$1.97
NAREIT FFO available to common shareholders - diluted per share	$0.66	$0.66	$1.91	$1.96

AFFO

NAREIT FFO available to common shareholders - diluted	$99,247	$99,592	$288,079	$294,849
Straight line rent adjustment, net of related bad debt expense	(4,791)	(3,275)	(14,737)	(10,877)
Share - based compensation expense	2,111	1,670	10,975	10,472
Tenant Improvements and Lease Transaction Costs	(12,372)	(18,387)	(41,899)	(48,315)
Non-reimbursed Capital Expenditures	(10,545)	(8,301)	(15,478)	(12,760)
Gain on sale / impairment of non-depreciable assets	(3,699)	—	(7,516)	—
Loss (gain) on debt extinguishment	—	3,494	—	(749)
AFFO available to common shareholders - diluted	$69,951	$74,793	$219,424	$232,620

Reconciliation of weighted average shares:
Weighted average common shares - all basic calculations	146,811	146,215	146,678	146,121
Dilutive shares for long term compensation plans	785	892	752	667
Diluted shares for net income calculations	147,596	147,107	147,430	146,788
Weighted average common units	3,528	3,536	3,528	3,538
Diluted shares for NAREIT FFO calculations	151,124	150,643	150,958	150,326

NAREIT Funds from Operations available to common shareholders is defined by NAREIT as net income (computed in accordance with U.S. GAAP), excluding gains (or losses) from sales of depreciable property and impairments of depreciable real estate assets, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  The SEC has agreed to the disclosure of this non-GAAP financial measure on a per share basis in its Release No. 34-47226, Conditions for Use of Non-GAAP Financial Measures. The Company believes that the calculation of NAREIT FFO is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from operating property dispositions. As a result, year over year comparison of NAREIT FFO reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that NAREIT FFO provides useful information to the investment community about the Company’s financial performance when compared to other REITs since NAREIT FFO is generally recognized as the standard for reporting the operating performance of a REIT. NAREIT FFO available to common shareholders does not represent net income or cash flows from operations as defined by U.S. GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. NAREIT FFO available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by U.S. GAAP. The Company believes that the line on its consolidated statements of comprehensive income entitled “net income available to common shareholders” is the most directly comparable U.S. GAAP measure to FFO.